Exhibit 99.1

Midwest Banc Holdings, Inc. Friedman Billings Ramsey Investor Conference November 30, 2005

Forward Looking Statements Any oral statements made by representatives of the Company or any written statements contained in any written documents provided at this presentation concerning financial and other projections constitute forward looking statements within the meaning of the Securities Exchange Act and are subject to the Safe Harbor created under that Act. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include those factors identified in the Company's Annual Report on Form 10-K and Registration Statement on Form S-3 filed with the Securities and Exchange Commission, copies of which are available upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business, including but not limited to adverse changes in economic conditions, loan portfolio quality or interest rates, effects of competition, technological change or government regulation, loss of key management or inability to manage or attain growth objectives. These risks and uncertainties should be considered in evaluating "Forward Looking Statements."

COMPANY OVERVIEW JIM GIANCOLA

Full-service community bank serving the Chicago MSA 17 full-service locations $2.2 billion in assets Traditional commercial real estate and commercial lending Target customers: Small and middle-market local businesses Residential real estate developers Insurance and brokerage services MIDWEST BANC HOLDINGS, INC.

CHICAGO MARKET OFFERS SUBSTANTIAL OPPORTUNITY Chicago MSA - 3rd Largest MSA with $232 Billion in Deposits 9.3 million population Huge Number of Small and Medium Sized Companies Cook, DuPage, McHenry and Lake Counties: Midwest's Core Market 7.3 million population $56,226 median household income 33% higher than national median Fragmented Banking Competition in Chicago MSA Top 10 banks have approximately 60% of total market share Remaining 40% market share controlled by over 250 banking institutions Source: US Census Bureau & SNL Financial LC

BRIEF HISTORY - LAST 12 MONTHS The Old: $290 MM derivatives position $295 MM 10-year agencies @ 3.52% $282 MM Ag bank in Western Illinois $213 MM floating rate FHLB advances @ 5.38% 10% TRUP Cowboys Regulatory action Operating somewhere between a thrift and a hedge fund $45 MM repositioning charges

BRIEF HISTORY - LAST 12 MONTHS The New: New CEO New credit processes New risk management staff New commercial lenders New branch staff New senior staff New compensation system New directors (6) $68 MM new equity to recapitalize

BRIEF HISTORY - LAST 12 MONTHS The Fruit: A quarter with no brackets 27% loan growth from 2004 All organic Loan to deposit ratio rises from 68% to 83% Regulatory issue resolved Good credit quality Coverage 261% Absolute levels 1.41% Loss experience 0.08% Net interest margin expands from 2.72% to 3.53%

WHAT'S NEXT? Core deposits Compensation/incentives tied to profitability Pricing/simplification Advertising Sales training Management Expansion plans Very limited branching A deal?

FINANCIAL OVERVIEW DAN KADOLPH

EARNINGS FROM CONTINUING OPERATIONS Third Quarter 2005 Net Income (in 000s) $5,913 EPS (diluted) $0.29 Core Earnings (in 000s)* $5,124 Core EPS (diluted)* $0.25 * Core Earnings (a non-GAAP term) excludes a $789,000 life insurance benefit.

EARNINGS FROM CONTINUING OPERATIONS Nine Months Ended September 30, 2005 Net Loss (in 000s) $ (8,259) EPS (diluted) $ (0.44) Core Earnings (in 000s)* $11,582 Core EPS (diluted)* $0.61 * Core Earnings (a non-GAAP term) excludes repositioning charges, severance charges, OREO write down, and life insurance benefit.

FINANCIAL PERFORMANCE * Core excludes repositioning charges, severance charges, OREO write down, and life insurance benefit.

LOAN GROWTH AND DECLINING NONACCRUAL LOANS

ALLOWANCE COVERAGE OF NONACCRUAL LOANS

NONPERFORMING ASSETS

INVESTMENT PORTFOLIO YTD YTD QTD 12/31/2003 12/31/2004 9/30/2005 Size * $ 862 Million $ 696 Million $ 751 Million Duration 6.8 years 5.0 years 3.4 years Yield 4.49% 4.33% 4.92% * Includes: securities, net due from broker, and cash equivalents.

KEY INDICATORS TO TRACK PROGRESS

Maintain credit quality Reduce cost of funds by expanding core deposits Diversify/expand loan portfolio Increase net interest margin Grow fee income Build productivity and margin at branch level Improve earnings quality and consistency Expand footprint Limited branch additions Potential acquisitions Where Do We Go From Here?

Midwest Banc Holdings, Inc. QUESTIONS AND ANSWERS